                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Dated of Report (Date of earliest event reported): April 27, 1999

                         FITZGERALDS GAMING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                0-26518                                88-0329170
        ------------------------            ---------------------------------
        (Commission File Number)            (IRS Employer Identification No.)

                  301 FREMONT STREET, LAS VEGAS, NEVADA 89101
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code): (702) 388-2400

                                       NA
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        a. Michael A. Ficaro resigned from the board of directors of Fitzgeralds Gaming Corporation effective April 27, 1999. Mr. Ficaro indicated that his decision was based on increasing constraints on his time and availability due to the expanding caseload of his law practice. Philip D. Griffith, Chairman, said that Mr. Ficaro's resignation was accepted with regret, and he praised Mr. Ficaro's contributions to the board during his more than three years of service. It is anticipated that Mr. Ficaro will consult with the company from time to time as he did previous to his appointment to the board.

        b. Philip P. Hannifin has been elected to serve as a member of the board of directors of Fitzgeralds Gaming Corporation effective April 29, 1999.

        Mr. Hannifin, 64, has held a variety of senior executive positions with Fitzgeralds Gaming Corporation since 1991 and previously served as a member of the directors of several of Fitzgeralds Gaming Corporation's subsidiary companies. Mr. Hannifin was Chairman of the Nevada Gaming Control Board from 1971-1977, and possesses extensive experience in the gaming industry. He served as executive vice president and a director of MGM Grand, Inc. from 1987-1991, president of Harrah's West from 1984-1987, and executive vice president and a director of Summa Corporation from 1977-1984.

        Mr. Hannifin served as a director of Riviera Holdings Corporation and Riviera Operating Corporation, as well as certain of their subsidiary companies, from 1993-1998, and has served since June 1998 as a director of American Wagering Inc. Mr. Hannifin is a graduate of University of Nevada-Reno.


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FITZGERALDS GAMING CORPORATION
                                        (Registrant)



        April 30, 1999                 By:     /s/ Michael E. McPherson
--------------------------------           ---------------------------------
            Date                                 Michael E. McPherson
                                               Senior Vice President and
                                                Chief Financial Officer







                                  Page 2 of 2